Exhibit 99.1

Box Reports Second Quarter Fiscal 2026 Financial Results

Revenue of $294 Million, up 9% Year-Over-Year, up 7% in Constant Currency

Remaining Performance Obligations of $1.5 Billion, up 16% Year-Over-Year, up 16% in Constant Currency

GAAP Operating Margin of 7.0% and Non-GAAP Operating Margin of 28.6%

GAAP Net Income Per Share of $0.05 and Non-GAAP Net Income Per Share of $0.33

REDWOOD CITY, Calif. – August 26, 2025 – Box, Inc. (NYSE:BOX), the leading Intelligent Content Management (“ICM”) platform, today announced preliminary financial results for the second quarter of fiscal year 2026, which ended July 31, 2025.

“With Box’s Intelligent Content Management platform, enterprises can finally leverage AI agents to take full advantage of their unstructured data,” said Aaron Levie, co-founder and CEO of Box. “In the second quarter, we continued to see strong momentum with Enterprise Advanced, which delivers intelligent workflow automation, advanced AI, powerful AI agents and secure content management in one plan. In this AI-first era, we are doubling down on our Intelligent Content Management platform and will continue to execute on our innovative product roadmap as we shape the future of work.”

“We delivered a strong second quarter with operating results above our guidance and double-digit short-term RPO growth,” said Dylan Smith, co-founder and CFO of Box. “These results reflect strong demand for Box AI. Our balanced financial approach enables us to continue to make strategic investments in product innovation and key go-to-market initiatives as we deliver the leading Intelligent Content Management platform for the enterprise.”

Fiscal Second Quarter Financial Highlights

All comparisons are against the prior year comparable quarter

•
Revenue of $294.0 million, up 9%, or 7% on a constant currency basis.
•
Remaining performance obligations (“RPO”) of $1.5 billion, up 16% as reported and on a constant currency basis. Short-term RPO of $812 million, up 12%, and long-term RPO of $664 million, up 21%.
•
Billings of $264.9 million, up 3%, or 6% on a constant currency basis.
•
Record GAAP gross profit of $232.5 million, or 79.1% of revenue, up from $214.5 million, or 79.4% of revenue.
•
Record non-GAAP gross profit of $239.2 million, or 81.4% of revenue, up from $220.2 million, or 81.6% of revenue.
•
GAAP operating income of $20.6 million, or 7.0% of revenue, up from $20.3 million, or 7.5% of revenue.
•
Record non-GAAP operating income of $84.0 million, or 28.6% of revenue, up from $76.7 million, or 28.4% of revenue.
•
GAAP diluted earnings per share (“EPS”) of $0.05, compared to $0.10, impacted by $0.01 from favorable foreign exchange rates. This also includes a negative impact of $0.04 from the recognition of non-cash deferred tax expenses, compared to $0.01.
•
Non-GAAP diluted EPS of $0.33, compared to $0.44, impacted by $0.01 from favorable foreign exchange rates. This also includes a negative impact of $0.14 from the recognition of non-cash deferred tax expenses, compared to $0.01.
•
Net cash provided by operating activities of $46.0 million, up 27%.
•
Non-GAAP free cash flow of $35.7 million, up 9%.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries, including Hospitality (Marriott International and The Biltmore Company), Legal (Crowell & Moring LLP and Goodell DeVries Leech & Dann, LLP), Media and Entertainment (Penguin Random House and Fanatics), Public Sector (Japan Ministry of Defense's Air Self-Defense Force and California Department of Health Care Services), Retail (Marks and Spencer Group and Skechers), and Technology (Garmin International and Chime Financial).

•
Announced new updates to Box’s AI framework including the general availability of Box’s new Enhanced Extract Agent, and the beta launch of Box’s remote Model Context Protocol (MCP) Server. These releases, along with key updates to Box AI Units, Box AI Studio, and AI Admin Console, empower users to operationalize AI with the confidence and control businesses demand.
•
Announced the general availability of Box Hubs and released new feature updates including flexible new Hubs pages for effortless organization, centralized admin controls for consistent governance, and a powerful API, empowering users to curate, publish, and share knowledge with confidence.
•
Delivered the Box connector for OpenAI's ChatGPT, letting organizations securely access trusted Box content within ChatGPT’s chat and deep research capabilities.
•
Partnered with Anthropic’s Financial Analysis Solution to transform how financial organizations handle document-intensive processes across banking, insurance, and wealth management sectors by unifying financial data from multiple sources into a single interface.
•
Served as a launch partner for Snowflake Openflow, allowing developers and data engineers to seamlessly connect unstructured content in Box with the powerful analytics capabilities of Snowflake, unlocking new insights and automating data-driven workflows.
•
Announced support for OpenAI’s GPT-5, Anthropic’s Claude 4, and xAI’s Grok 4 in Box AI Studio.
•
Collaborated with AWS Bedrock AgentCore Runtime, giving Box customers top-tier security and compliance while scaling AI capabilities across enterprise environments.
•
Partnered with Salesforce as part of their MCP Partner Network, enabling seamless AI agent interoperability through Agentforce 3 and offering customers flexible, plug-and-play access to Box's content intelligence within expanded AI workflows.
•
Announced a collaboration with the U.S. General Services Administration (GSA) supporting OneGov, which provides federal agencies with democratized access to Box’s transformative AI functionality.
•
Hosted the Box Federal Summit, bringing together government leaders, IT professionals, and industry experts to explore how AI and intelligent content management are transforming federal agencies.
•
Hosted regional BoxWorks events in London, Tokyo, and Osaka, attracting attendees to learn about the power of Content + AI.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., of which approximately 65% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

As Box has become consistently profitable on a GAAP basis, the Company has released valuation allowances associated with certain deferred tax assets. Accordingly, in fiscal year 2026, Box is recognizing deferred tax expense. This non-cash expense is reflected in Box’s GAAP and non-GAAP diluted net income per share guidance for the third quarter of fiscal year 2026 and full fiscal year 2026.

Q3 FY26 Guidance

•
Revenue is expected to be in the range of $298 million to $299 million, up 8% year-over-year, or 7% on a constant currency basis. This includes an expected positive impact of approximately 80 basis points due to FX.
•
GAAP operating margin is expected to be approximately 8%, and non-GAAP operating margin is expected to be approximately 28%. This includes an expected neutral impact due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.05 to $0.06. GAAP EPS guidance includes an expected negative impact of $0.04, which includes a positive impact of $0.01 from favorable exchange rates and a negative impact of $0.05 from the recognition of non-cash deferred tax expenses.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be a range of $0.31 to $0.32. Non-GAAP EPS guidance includes an expected negative impact of $0.13, which includes a positive impact of $0.01 from favorable exchange rates and a negative impact of $0.14 from the recognition of non-cash deferred tax expenses, as compared to a negative impact of $0.04 in the prior year.
•
Weighted-average diluted shares outstanding are expected to be approximately 150 million.

Full Year FY26 Guidance

Full year FY26 guidance below assumes a neutral impact from foreign exchange rates, assuming present foreign currency exchange rates.

•
Revenue is expected to be in the range of $1.170 billion to $1.175 billion, up 8% year-over-year. This includes an expected positive impact of approximately 90 basis points due to FX.
•
GAAP operating margin is expected to be approximately 7%, and non-GAAP operating margin is expected to be approximately 28%. This includes an expected positive impact of approximately 10 basis points due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.18 to $0.20. GAAP EPS guidance includes an expected negative impact of $0.15, which includes a positive impact of $0.04 from favorable exchange rates and a negative impact of $0.19 from the recognition of non-cash deferred tax expenses.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.26 to $1.28. Non-GAAP EPS guidance includes an expected negative impact of $0.54, which includes a positive impact of $0.04 from favorable exchange rates and a negative impact of $0.58 from the recognition of non-cash deferred tax expenses, as compared to a negative impact of $0.04 in the prior year.
•
Weighted-average diluted shares outstanding are expected to be approximately 150 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/652803143 at which time registrants will receive dial-in information as well as a conference ID.

A live webcast will be accessible from the Box investor relations website at www.boxinvestorrelations.com. A replay will be available at the same webcast link until 11:59 p.m. on September 2, 2025.

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box and @levie), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships and acquisitions, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2026 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by changes in tariffs, sanctions, international treaties, export/import laws and other trade restrictions, the Russia-Ukraine conflict and the conflict in the Middle East, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the intelligent content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended July 31, 2025.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2025. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue, acquired intangible assets amortization, and as applicable, other special items. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box also excludes expenses associated with a non-recurring workforce reorganization from non-GAAP gross profit as they are considered by management to be special items outside of Box’s core operating results.

Non-GAAP operating income and non-GAAP operating margin. Box defines non-GAAP operating income as GAAP operating income excluding expenses related to SBC, acquired intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) expenses related to certain litigation, (2) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (3) expenses related to acquisitions.

Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders. Box defines non-GAAP net income attributable to common stockholders as GAAP net income attributable to common stockholders excluding expenses related to SBC, acquired intangible assets amortization, amortization of debt issuance costs, the income tax effects related to deferred taxes, induced conversion of convertible notes, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income per share attributable to common stockholders as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less net capital expenditures (purchases of property and equipment less proceeds from sales of property and equipment), principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leader in Intelligent Content Management. Our platform enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
ir@box.com

Media:
Sheridan Hoover
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 31,	January 31,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$657,826	$624,575
Short-term investments	100,032	98,241
Accounts receivable, net	189,561	292,707
Other current assets	95,321	82,256
Total current assets	1,042,740	1,097,779
Operating lease right-of-use assets, net	82,559	77,970
Goodwill	80,781	76,969
Deferred tax assets	240,158	245,417
Other long-term assets	178,343	169,385
Total assets	$1,624,581	$1,667,520
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$79,022	$80,069
Accrued compensation and benefits	35,932	49,721
Debt, net, current	204,476	203,907
Deferred revenue	533,729	588,379
Total current liabilities	853,159	922,076
Debt, net, non-current	449,822	448,638
Other liabilities, non-current	95,677	99,530
Total liabilities	1,398,658	1,470,244
Series A convertible preferred stock	495,278	494,238
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	674,962	677,088
Accumulated other comprehensive loss	(3,827)	(11,921)
Accumulated deficit	(940,504)	(962,143)
Total stockholders’ deficit	(269,355)	(296,962)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,624,581	$1,667,520

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Revenue	$293,999	$270,039	$570,271	$534,697
Cost of revenue	61,522	55,513	122,195	113,765
Gross profit	232,477	214,526	448,076	420,932
Operating expenses:
Research and development (1)	71,717	65,445	144,018	128,118
Sales and marketing (1)	102,198	95,235	201,297	187,908
General and administrative (1)	37,984	33,566	75,845	66,619
Total operating expenses	211,899	194,246	421,160	382,645
Income from operations	20,578	20,280	26,916	38,287
Interest income	6,715	5,387	13,413	11,076
Interest expense	(2,680)	(796)	(5,376)	(1,601)
Other (expense) income, net	(872)	108	1,932	(918)
Income before income taxes	23,741	24,979	36,885	46,844
Provision for income taxes	10,296	4,483	15,246	9,126
Net income	$13,445	$20,496	$21,639	$37,718
Accretion and dividend on series A convertible preferred stock	(4,312)	(4,310)	(8,540)	(8,550)
Undistributed earnings attributable to preferred stockholders	(1,036)	(1,845)	(1,488)	(3,313)
Net income attributable to common stockholders	$8,097	$14,341	$11,611	$25,855
Net income per share attributable to common stockholders
Basic	$0.06	$0.10	$0.08	$0.18
Diluted	$0.05	$0.10	$0.08	$0.18
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	144,896	144,070	144,669	144,678
Diluted	151,102	146,525	150,369	147,634

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
Cost of revenue	$5,666	$4,731	$10,498	$9,352
Research and development	21,380	19,676	40,186	37,495
Sales and marketing	19,679	19,173	37,546	36,956
General and administrative	14,033	11,531	27,422	22,470
Total stock-based compensation	$60,758	$55,111	$115,652	$106,273

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,445	$20,496	$21,639	$37,718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,730	5,296	14,626	9,984
Stock-based compensation expense	60,758	55,111	115,652	106,273
Amortization of deferred commissions	13,366	13,178	26,685	26,538
Deferred income taxes	6,990	1,019	9,519	3,521
Other	(3,368)	566	(8,111)	(1,119)
Changes in operating assets and liabilities:
Accounts receivable, net	(14,575)	(32,264)	105,779	103,301
Deferred commissions	(12,790)	(11,438)	(21,358)	(19,288)
Operating lease right-of-use assets, net	4,944	4,814	10,600	13,350
Other assets	(4,004)	1,071	(7,765)	(595)
Accounts payable, accrued expenses and other liabilities	(1,054)	1,787	(15,563)	(14,399)
Operating lease liabilities	(6,229)	(6,389)	(12,516)	(15,326)
Deferred revenue	(19,249)	(16,949)	(66,164)	(82,456)
Net cash provided by operating activities	45,964	36,298	173,023	167,502
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(19,118)	(8,966)	(52,437)	(56,455)
Maturities of short-term investments	20,550	51,000	52,200	75,896
Sales of short-term investments	—	—	—	3,567
Purchases of property and equipment	(2,070)	(398)	(2,419)	(1,674)
Proceeds from sales of property and equipment	207	3,295	245	5,991
Capitalized internal-use software costs	(8,079)	(6,113)	(16,490)	(11,677)
Net cash (used in) provided by investing activities	(8,510)	38,818	(18,901)	15,648
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(39,924)	(106,552)	(89,583)	(138,686)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(7,500)	(7,500)
Proceeds from exercise of stock options	1,253	5,716	1,455	15,353
Proceeds from issuances of common stock under employee stock purchase plan	—	—	16,654	15,677
Employee payroll taxes paid for net settlement of stock awards	(22,553)	(16,474)	(47,343)	(37,783)
Other	(302)	(347)	(735)	(4,163)
Net cash used in financing activities	(65,276)	(121,407)	(127,052)	(157,102)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,904)	3,622	6,373	(2,589)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(31,726)	(42,669)	33,443	23,459
Cash, cash equivalents, and restricted cash, beginning of period	691,279	450,385	626,110	384,257
Cash, cash equivalents, and restricted cash, end of period	$659,553	$407,716	$659,553	$407,716

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
GAAP gross profit	$232,477	$214,526	$448,076	$420,932
Stock-based compensation	5,666	4,731	10,498	9,352
Acquired intangible assets amortization	993	981	1,987	2,133
Workforce reorganization	45	—	939	—
Non-GAAP gross profit	$239,181	$220,238	$461,500	$432,417

GAAP gross margin	79.1%	79.4%	78.6%	78.7%
Stock-based compensation	2.0	1.8	1.8	1.8
Acquired intangible assets amortization	0.3	0.4	0.3	0.4
Workforce reorganization	—	—	0.2	—
Non-GAAP gross margin	81.4%	81.6%	80.9%	80.9%

GAAP operating income	$20,578	$20,280	$26,916	$38,287
Stock-based compensation	60,758	55,111	115,652	106,273
Acquired intangible assets amortization	993	981	1,987	2,133
Acquisition-related expenses	270	293	270	293
Expenses related to litigation	334	25	755	104
Workforce reorganization	1,052	—	8,175	—
Non-GAAP operating income	$83,985	$76,690	$153,755	$147,090

GAAP operating margin	7.0%	7.5%	4.7%	7.2%
Stock-based compensation	20.7	20.4	20.3	19.9
Acquired intangible assets amortization	0.3	0.4	0.4	0.4
Acquisition-related expenses	0.1	0.1	0.1	—
Expenses related to litigation	0.1	—	0.1	—
Workforce reorganization	0.4	—	1.4	—
Non-GAAP operating margin	28.6%	28.4%	27.0%	27.5%

GAAP net income attributable to common stockholders	$8,097	$14,341	$11,611	$25,855
Stock-based compensation	60,758	55,111	115,652	106,273
Acquired intangible assets amortization	993	981	1,987	2,133
Acquisition-related expenses	270	293	270	293
Expenses related to litigation	334	25	755	104
Amortization of debt issuance costs	888	477	1,779	953
Workforce reorganization	1,052	—	8,175	—
Income tax effects of non-GAAP adjustments (1)	(17,231)	—	(34,470)	—
Undistributed earnings attributable to preferred stockholders	(5,339)	(6,486)	(10,694)	(12,466)
Non-GAAP net income attributable to common stockholders	$49,822	$64,742	$95,065	$123,145

GAAP net income per share attributable to common stockholders, diluted	$0.05	$0.10	$0.08	$0.18
Stock-based compensation	0.40	0.38	0.77	0.72
Acquired intangible assets amortization	0.01	0.01	0.01	0.01
Expenses related to litigation	—	—	0.01	—
Amortization of debt issuance costs	0.01	—	0.01	0.01
Workforce reorganization	0.01	—	0.05	—
Income tax effects of non-GAAP adjustments (1)	(0.11)	—	(0.23)	—
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.05)	(0.07)	(0.09)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.33	$0.44	$0.63	$0.83
Weighted-average shares used to compute net income per share attributable to common stockholders, diluted	151,102	146,525	150,369	147,634

GAAP net cash provided by operating activities	$45,964	$36,298	$173,023	$167,502
Purchases of property and equipment	(2,070)	(398)	(2,419)	(1,674)
Proceeds from sales of property and equipment	207	3,295	245	5,991
Principal payments of finance lease liabilities	—	—	—	(2,141)
Capitalized internal-use software costs	(8,381)	(6,460)	(16,792)	(13,699)
Non-GAAP free cash flow	$35,720	$32,735	$154,057	$155,979
GAAP net cash (used in) provided by investing activities	$(8,510)	$38,818	$(18,901)	$15,648
GAAP net cash used in financing activities	$(65,276)	$(121,407)	$(127,052)	$(157,102)
(1)
Non-GAAP tax provision uses a long-term projected tax rate of 26.8%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2025	2024	2025	2024
GAAP revenue	$293,999	$270,039	$570,271	$534,697
Deferred revenue, end of period	547,263	502,104	547,263	502,104
Less: deferred revenue, beginning of period	(574,119)	(513,572)	(608,600)	(586,871)
Contract assets, beginning of period	3,662	3,345	4,160	2,452
Less: contract assets, end of period	(5,931)	(5,481)	(5,931)	(5,481)
Billings	$264,874	$256,435	$507,163	$446,901

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	October 31, 2025			January 31, 2026
GAAP net income per share attributable to common stockholders, diluted	$0.05	-	$0.06	$0.18	-	$0.20
Stock-based compensation	0.38		0.38	1.53		1.53
Acquired intangible asset amortization	0.01		0.01	0.03		0.03
Expenses related to litigation	—		—	0.02		0.02
Amortization of debt issuance costs	0.01		0.01	0.02		0.02
Workforce reorganization	—		—	0.06		0.06
Income tax effects of non-GAAP adjustments (1)	(0.11)		(0.11)	(0.44)		(0.44)
Undistributed earnings attributable to preferred stockholders	(0.03)		(0.03)	(0.14)		(0.14)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.31	-	$0.32	$1.26	-	$1.28

Weighted-average shares, diluted			150,000			150,500

(1)
Non-GAAP tax provision uses a long-term projected tax rate of 26.8%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	October 31, 2025	January 31, 2026
GAAP operating margin	8.0%	7.0%
Stock-based compensation	19.5	19.5
Acquired intangible assets amortization	0.5	0.5
Other (1)	—	1.0
Non-GAAP operating margin	28.0%	28.0%

(1)
Other includes workforce reorganization and expense related to litigation.